EXHIBIT 32.1

I, Dominick A. Arena, President and Chief Executive Officer, of MedVest Holdings Corporation, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) the Quarterly report on Form 10-Q for the fiscal quarter ended September 25, 2004, (the "Periodic Report") containing the consolidated financial statements of MedVest Holdings Corporation, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), and

            (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of MedVest Holdings Corporation and its subsidiaries.

Dated: November 9, 2004

            /s/ Dominick A. Arena
            -------------------------
            Dominick A. Arena
            President and Chief Executive Officer